Volt Information Sciences, Inc. Sells Computer Systems Business to NewNet Communication Technologies, LLC

•    Sharpens focus on core world-class staffing business
•     Exiting of non-core businesses in 2014 to generate annual cash flow savings of over $20 million

NEW YORK----Volt Information Sciences, Inc. (VISI) today announced the sale of its Computer Systems segment to NewNet Communication Technologies, LLC, a Skyview Capital portfolio company. Volt’s Computer Systems segment provides cloud-based contact center services, voice self-service applications, and database software and services to organizations around the world. NewNet is a global provider of solutions for next generation mobile technologies worldwide that includes Mobile Messaging and Interactive Voice Response (IVR) platforms.

“This sale is the third and most significant divestment or exit of a non-core business Volt has executed in the past twelve months. As we have communicated to investors throughout 2014, our primary goal is a more highly focused and profitable Volt. We are aligning our portfolio of businesses around staffing and services with similar profitability, risks, and returns on capital. Today’s announcement reflects this strategy; we are divesting a business with significant upfront software development capital investment and an extended payback period that is much different than our core business.   NewNet Technologies is better positioned to integrate this business into its existing Mobile and IVR platforms, and expand their telecom services to additional geographies and customer groups in a more profitable manner” said Ron Kochman, President and Chief Executive Officer of Volt Information Sciences, Inc.

Mr. Kochman continued, “investors will be able to assess more clearly the company’s value, capital needs, and expected returns to shareholders as a result of our alignment of our business portfolio around staffing and services.  The annual profitability and cash flow savings from the businesses we exited this year of over $20 million will enable us to provide returns to shareholders, reinvest in our core world-class staffing businesses and expedite the reshaping of our business to generate greater long-term shareholder value.”

The proceeds of the transaction are a $10 million note bearing interest at one half percent (0.5 percent) per year due in 4 years and convertible into a capital interest of up to 20% in NewNet. Volt may convert the note at any time and is entitled to receive early repayment in the event of certain events such as a change in control of NewNet. The proceeds are in exchange for the ownership of Volt Delta Resources, LLC and its operating subsidiaries, which comprise Volt’s Computer Systems segment, and payment of $4 million by Volt during the first 45 days following the transaction. An additional payment will be made between the parties based on the comparison of the actual transaction date working capital amount to an expected working capital amount of $6 million. In addition, Volt will incur severance and related costs associated with the sale of approximately $1 million.

To ensure a smooth transition for customers, Volt and NewNet have entered into a Transitional Services Agreement for varying support services.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a leading provider of global infrastructure solutions in staffing acquisition for its FORTUNE 100 customer base. Operating through an international network of servicing locations, the Staffing Services Segment fulfills IT, engineering, administrative, and industrial workforce requirements of its customers, for professional search and temporary/contingent personnel as well as managed services programs. Technology infrastructure services include telecommunications engineering, construction, and installation; and IT managed services and maintenance. Visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “could,” “seek,” “believe,” “expect,” “plan,” “anticipate,” “estimate,” “optimistic,” “confident,” “project,” “intend,” “strategy,” “designed to,” and similar expressions are intended to identify forward-looking statements about the Company’s results of operations, future plans, objectives, performance, intentions and expectations. Forward-looking statements are subject to a number of known and unknown risks, including, among others, the timing of filing the Company’s financial statements with the Securities and Exchange Commission, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Company reports filed with the Securities and Exchange Commission.

Contact:
Volt Information Sciences, Inc.
James Whitney, 212-704-7921
voltinvest@volt.com